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                                                                    EXHIBIT 4.11

                             JACKSON PRODUCTS, INC.

              FIRST AMENDMENT TO 1995 MANAGEMENT STOCK OPTION PLAN

     This First Amendment (this "Amendment") to 1995 Management Stock Option
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Plan (the "Plan") of Jackson Products, Inc. (the "Company") is dated as of June
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1, 1997.

     WHEREAS, the Board of Directors (the "Board") of the Company adopted the
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Plan on August 16, 1995 to advance the interests of the Company and its subsidiaries, to strengthen the Company's ability to attract and retain its directors and employees and to provide such directors and employees with an opportunity to acquire an equity interest in the Company;

     WHEREAS, pursuant to Section 6 of the Plan and by virtue of the Company's 100-to-1 reverse stock split on July 1, 1996, the number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") reserved
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for issuance under the Plan, as set forth in Section 3(a), was automatically reduced from 172,414 to 1,724.14; and

     WHEREAS, the Board approved this Amendment, by unanimous written consent, in order to correct and properly memorialize the vesting terms of options granted under the Plan and to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,724.14 to 3,198.04 to retain flexibility in awarding shares of Common Stock under the Plan;

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the Plan is hereby amended as follows:

     1. Section 3(a) of the Plan is hereby amended by deleting the number "1,724.14" and substituting therefor "3,198.04."

     2. Section 3(a) of the Plan is hereby further amended by deleting the amount "$1.00" and substituting therefor "$100.00."

     3.   Section 4(b)(ii) is hereby amended to read in its entirety as follows:

     (ii)  "Year" means twelve months ending on August 16, 1996, 1997, 1998,
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1999 and 2000, or, in the case of holders who are granted options subsequent to
August 16, 1995, twelve months ending on each anniversary of the date of the grant.

     4. Section 4(e) of the Plan is hereby amended to read in its entirety as follows:
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     (e)  As a condition to the exercise of any earned stock option, in whole or in part, the portion of the stock option to be exercised must not only be "earned" pursuant to paragraph 4(d), but also must be "vested", as provided in
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this paragraph 4(e).  With regard to any stock options granted in respect of any
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particular Year, vesting will commence as of the first day (the "Earned Date")
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immediately following the end of such Year, assuming that stock options applicable to such Year are earned pursuant to paragraph 4(d).  So long as the
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holder of the stock option is continuously employed by the Company through:

          (i) the Earned Date, 20% of the stock option will "vest" on the Earned Date;

          (ii) the first anniversary of the Earned Date, an additional 20% of the stock option will "vest" on such date;

          (iii) the second anniversary of the Earned Date, an additional 20% of the stock option will "vest" on such date;

          (iv) the third anniversary of the Earned Date, an additional 20% of the stock option will "vest" on such date; and

          (v) the fourth anniversary of the Earned Date, the remaining 20% of the stock option will "vest" on such date.

     5. Except as herein amended, the Plan shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Plan to "this Plan," "hereunder," "hereof," "herein" or words of like import, and each reference to the Plan in any other agreements, documents or instruments executed and delivered pursuant to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment.
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     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.



                                    JACKSON PRODUCTS, INC.


                                    By:     /s/ Christopher T. Paule
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                                         Name:  Christopher T. Paule
                                         Title: Vice President